                         COMPUTATION OF PER SHARE LOSS

                                  Nine months ended                        Year ended                             September 3, 1993
                                  --------------------------------------   ------------------------------------    (inception) to
                                  September 30, 1996  September 30, 1995   December 31, 1995  December 31, 1994   December 31, 1993
                                  --------------------------------------   ------------------------------------   -----------------
Number of shares issued prior
 to the first day of each
 period                                   7,074,987           6,023,433           6,023,433          4,917,250

Effect of treasury stock
 repurchases (weighted for 1995)         (1,980,000)           (657,778)           (988,333)

Weighted shares outstanding
 during the period through
 December 31, 1993                                                                                                       4,684,813

Weighting effect for shares
 issued during the year ended
 December 31, 1994                                                                                     752,092

Weighting effect for shares
 issued during the
 nine-month period ended
 September 30, 1995                                             253,140

Weighting effect for shares
 issued during the year ended
 December 31, 1995                                                                  448,351

Weighting effect for shares
 issued during the
 nine-month period ended
 September 30, 1996                         752,052
                                  --------------------------------------   ------------------------------------   -----------------
Subtotal                                  5,847,039           5,618,795           5,483,451          5,669,342           4,684,813

Common stock equivalent effect
 (Note 1)                                       -                   -                   -

Effect of "cheap" shares issued             474,632             474,632             474,632            474,632             474,632

Effect of "cheap" options issued             50,694              50,694              50,694             50,694              50,694
                                  --------------------------------------   ------------------------------------   -----------------
 Net weighted shares outstanding          6,372,365           6,144,121           6,008,777          6,194,668           5,210,139
                                  ======================================   ====================================   =================

Net loss per financial statements       ($7,951,551)        ($5,693,405)        ($6,733,312)       ($1,227,478)           ($54,498)
                                  ======================================   ====================================   =================
Net loss per share                           $(1.25)              $(.93)             $(1.12)             $(.20)              $(.01)
                                  ======================================   ====================================   =================

Note 1:  Effect is antidilutive.